Exhibit 10.2

PROMISSORY NOTE

$5,569.32	September 30, 2011

FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Joseph A. Geraci, II at such place as the holder of this Note may designate in writing to Maker, the principal sum of Five Thousand Five Hundred Sixty-nine and 32/100 ($5,569.32), together with simple interest on the unpaid principal balance from the date of this Note paid at the rate of twelve percent (12.0%) per annum.  Principal and interest are due and payable in lawful money of the United States of America.

Principal payments and accrued interest are due as follows:

•	Interest payments shall be due on the last day of each month;
•	Principal shall be due on March 31, 2012.

This Note may not be fully or partially prepaid at any time during the term of this Note.

If default occurs in the payment of any amount due under this Note when due, the entire principal balance and accrued but unpaid interest under this Note shall at once become due and payable, without notice, at the option of the holder of this Note.  Any failure to exercise such option shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

Maker waives presentment, dishonor, protest, demand, diligence, notice of protest, notice of demand, notice of dishonor, notice of nonpayment, and any other notice of any kind otherwise required by law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note and expressly agrees that this Note, or any payment hereunder, may be extended or subordinated (by forbearance or otherwise) at any time, without in any way affecting the liability of Maker. Maker agrees to pay on demand Payee’s reasonable collection costs to enforce payment due under this note.

This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any amendment, modification, or waiver is sought.  This Note shall be governed by and construed according to the laws of the State of Minnesota.

MAKER:	/s/ Douglas Polinsky
Poker Magic, Inc.

PAYEE:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II